EXHIBIT 5.1


                          STROOCK & STROOCK & LAVAN LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982


March 13, 2000

Mellon Bank, N.A.
One Mellon Bank Center
500 Grant Street
Pittsburgh, Pennsylvania  15258

Ladies and Gentlemen:

We have acted as counsel to Mellon Bank, N.A., a national banking association (the "Bank"), in connection with the preparation of the registration statement on Form S-3 (No. 333-86639) (the "Registration Statement"), relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts to be formed by the Bank of asset backed notes (the "Notes") and asset backed certificates (the "Certificates," and, together with the Notes, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the terms of a separate pooling and servicing agreement, or sale and servicing agreement, trust agreement and indenture (each, an "Agreement") among the Bank, as seller and master servicer, and one or more independent trustees (each, a "Trustee") to be identified in the prospectus supplement for such Series of Securities.

As such counsel, we have examined copies of the Articles of Association and By-Laws of the Bank, the Registration Statement, the base Prospectus and form of Prospectus Supplement included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Bank, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Bank and others.

Mellon Bank, N.A.
March 13, 2000
Page 2


Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the States of New York and Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

     1. When the issuance, execution and delivery of each Series of Notes have been authorized by all necessary corporate action of the Bank in accordance with the provisions of the related Agreement or Agreements, and when such Notes have been duly executed and delivered, authenticated by the related Trustee and sold as described in the Registration Statement, such Notes will be legally issued, fully paid and non-assessable and constitute valid and binding obligations of the issuer thereof in accordance with their terms and the terms of such Agreement or Agreements. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

     2. When the issuance, execution and delivery of each Series of Certificates have been authorized by all necessary corporate action of the Bank in accordance with the provisions of the related Agreement or Agreements, and when such Certificates have been duly executed and delivered, authenticated by the related Trustee and sold as described in the Registration Statement, such Certificates will be legally issued, fully paid and non-assessable.

     3. We hereby confirm and adopt the opinions set forth in the Prospectus under the heading "Federal Income Tax Consequences."

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP


STROOCK & STROOCK & LAVAN LLP